Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports First Quarter 2024 Results
and Increases Regular Quarterly Dividend to $0.30 per Share

Company to Host Conference Call on Friday, April 26, 2024, at 11:00 a.m. Eastern Daylight Time

Henderson, Nevada - (GLOBE NEWSWIRE) - April 25, 2024 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on small and select businesses engaged in low-to-medium hazard industries, today reported financial results for its first quarter ended March 31, 2024.

Financial Highlights:
(All comparisons vs. the first quarter of 2023).
•Net income per diluted share increased 29%, from $0.86 to $1.11;
•Adjusted net income per diluted share increased 12%, from $0.60 to $0.67;
•Gross premiums written increased 8%, from $194.9 million to $210.9 million;
•Net premiums earned increased 7%, from $172.7 million to $184.9 million;
•Net investment income decreased $0.8 million, to $26.8 million, while interest and financing expenses related to investing activities decreased $2.3 million, to less than $0.1 million;
•Record number of ending policies in-force of 127,484; and
•Returned $12.1 million to stockholders through a combination of share repurchases and regular quarterly dividends.
Management Commentary
Chief Executive Officer Katherine Antonello commented: “Higher new and renewal premiums, strong and steady net investment income and moderate net investment gains drove an 8% increase in revenue year-over-year. We also ended the quarter with yet another record number of policies in-force, which were up 4% year-over-year.
We recorded our current accident year loss and LAE ratio on voluntary business at 64.0%, slightly above the 63.3% we maintained throughout 2023 and consistent with that of 2022. As was the case in the first quarter of 2023, we did not recognize any prior year loss reserve development on our voluntary business because a full actuarial study was not performed and the amount of indicated net prior year loss reserve development was consistent with our expectations. We will evaluate our prior year reserves in more detail at mid-year when we routinely perform a full reserve study.
Our commission expense ratio was 13.8%, up slightly from 13.5% a year ago. The increase related to higher new business writings, which are typically subject to higher initial commission rates, and an increase in anticipated 2024 agency incentives.
Our underwriting and general and administrative expense ratio was 24.8%, a nice improvement from 25.7% a year ago. The decrease was primarily due to savings associated with the fourth quarter 2023 full integration of Cerity’s operations into those of Employers, partially offset by increases in payroll and benefit costs and bad debt expenses. In addition to the meaningful decrease in our expense ratio experienced this quarter, I am highly confident that we will continue to see further reductions for the balance of the year.
Lastly, we raised our regular quarterly dividend to $0.30 per share, an increase of 7%. This action reflects our strong balance sheet, abundant underwriting capital and our confidence in the Company’s future operations.”

Summary of First Quarter 2024 Results
(All comparisons vs. the first quarter of 2023, unless otherwise noted).
Net income was $28.3 million, an increase of 20%, and adjusted net income was $17.2 million, an increase of 4%.
Gross premiums written were $210.9 million, an increase of 8%. The increase was primarily due to higher new and renewal business writings. Net premiums earned were $184.9 million, an increase of 7%.
Losses and loss adjustment expenses were $116.5 million, an increase of 8%. The Company’s loss and loss adjustment expense ratio was 63.0% (64.1% excluding LPT), versus 62.2% (63.3% excluding LPT).
Commission expenses were $25.5 million, an increase of 9%. The Company’s commission expense ratio was 13.8%, versus 13.5% a year ago.
Underwriting and general and administrative expenses were $45.8 million, an increase of 3%. The Company’s underwriting and general and administrative expense ratio was 24.8%, versus 25.7% a year ago.
Net investment income was $26.8 million, a decrease of 3%. The decrease was due to a lower invested balance of fixed maturity securities and short-term investments, as measured by amortized cost, resulting primarily from the unwinding of our former Federal Home Loan Bank (FHLB) leveraged investment strategy, which was in effect from the first quarter of 2022 to the fourth quarter of 2023.
Net realized and unrealized gains on investments reflected on the income statement were $11.4 million, versus $6.4 million.
Interest and financing expenses were less than $0.1 million, versus $2.3 million. The decrease resulted from the unwinding of our former FHLB leveraged investment strategy.
Income tax expense was $7.0 million (19.8% effective rate), versus $5.4 million (18.6% effective rate). The effective rates during each of the periods included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share including the deferred gain of $44.04 increased 13.1% year-over-year and 1.0% during the first quarter of 2024, computed after considering dividends declared. During the first quarter this measure was unfavorably impacted by $11.5 million of after-tax unrealized losses arising from fixed maturity securities (which are reflected on the balance sheet), partially offset by $9.7 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement). The Company’s adjusted book value per share of $47.86 increased by 10.8% year-over-year and 1.9% during the first quarter of 2024, computed after considering dividends declared. During the first quarter this measure was favorably impacted by the net after tax unrealized gains arising from equity securities and other investments previously described.
Regular Quarterly Dividend Increase and Declaration
On April 24, 2024, the Company’s Board of Directors declared a regular quarterly dividend of $0.30 per share, an increase of 7% from the prior quarterly dividend of $0.28 per share. The dividend is payable on May 22, 2024 to stockholders of record as of May 8, 2024.
Share Repurchases
During the first quarter of 2024, the Company repurchased 123,073 shares of its common stock at an average price of $39.45 per share. The Company currently has a remaining share repurchase authorization of $16.2 million.
Earnings Conference Call and Webcast
The Company will host a conference call on Friday, April 26, 2024 at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.
To participate in the live conference call, you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link.
Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.

Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, economic or market conditions, including current levels of inflation, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission (SEC), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on small and select businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.
Contact Information
Mike Paquette (775) 327-2562 or mpaquette@employers.com